UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

CanAm Uranium Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	522259 (Commission File Number)	None (IRS Employer Identification No.)

120 West Hastings Street
Vancouver, British Columbia
Canada V6E 2M4
(Address of principal executive offices) (Zip Code)

(206) 274-7598
(Registrant’s telephone number, including area code)

Boulder Creek Explorations, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 29, 2006, the registrant, CanAm Uranium Corp., a Nevada corporation (CanAm), entered into a Property Option Agreement with Northwind Resources Inc. (“Northwind”), pursuant to which CanAm acquired an option to purchase certain mining claims, entitled the “Wheeler-Beckett” claims. The Wheeler-Beckett claims are leases to mine mineralized material, granted by the Province of Saskatchewan, Canada, and provide the holder of the leases the exclusive right to explore for and develop mineralized material in 11 contiguous claims, totaling 51,100 hectares of real property, located on the eastern edge of the Athabasca Basin, Province of Saskatchewan, Canada.

To exercise its option to acquire the leases for the Wheeler-Beckett claims, CanAm must pay CDN $250,000 and issue 1,000,000 shares of common stock to Northwind. The payment schedule under the Property Option Agreement provides for an initial payment of CDN $150,000, and 500,000 shares of the CanAm’s common stock, which payment was made to Northwind on November 29, 2006. To complete the exercise of its option, CanAm must pay to Northwind CDN $100,000 and 500,000 shares of common stock not later than the first year anniversary date of the date of the Property Option Agreement. Additionally, the Property Option Agreement provides, among other things, that CanAm pay a royalty equal to two and one-half percent (2.5%) of net returns from future production, four-fifths (4/5) of such 2.5% of which CanAm may purchase for CDN $1,000,000.

In connection with the Property Option Agreement, CanAm has issued 200,000 shares of common stock to a Northwind consultant, Spikat Management Ltd. (“Spikat”). Spikat is not an affiliate of CanAm or any of CanAm’s directors or officers. CanAm sold the securities to Spikat pursuant to Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended, on the basis that the securities were sold outside of the US, to a non-US person, and with no directed selling efforts in the US.

Item 8.01 Other Events

On October 22, 2006, CanAm elected to not pay annual fees due on October 31, 2006, to the Province of British Columbia, Canada, in connection with maintaining rights to two mining claims, entitled the “Pun” claim and the “Tim” claim, respectively, in British Columbia, Canada, on the basis that the real property underlying each claim does not likely contain sufficient quantities of zinc, copper, silver, gold or other mineralized material to merit further exploration. The effect of such election will be that CanAm will not have the right to explore for and develop mineralized material underlying the Pun and Tim claims.

CanAm will focus its primary business activity on raising sufficient funds to exercise its option to acquire the Wheeler-Beckett claims and acquiring of rights to explore for and develop uranium and other mineralized material in other geographical locations. There is no assurance that CanAm will be able to raise sufficient funds in order to exercise its option to acquire the Wheeler-Beckett claims or to further expand it business.

Item 9.01. Financial Statements and Exhibits

Exhibits

No.	Description

10.1	Property Option Agreement, dated November 29, 2006, by and between CanAm Uranium Corp. and Northwind Resources Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanAm Uranium Corp.
(Registrant)

Date: December 18, 2006	By:	/s/ David C. Hayes
Name: David C. Hayes
Title: Chief Financial Officer

INDEX TO EXHIBITS

No.	Description

10.1	Property Option Agreement, dated November 29, 2006, by and between CanAm Uranium Corp. and Northwind Resources Inc.